Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
March 27, 2025	Chicago	Riyadh
	Dubai	San Diego
BigBear.ai Holdings, Inc.	Düsseldorf	San Francisco
7950 Jones Branch Drive, 1st Floor North Tower	Frankfurt	Seoul
McLean, VA 22102	Hamburg	Silicon Valley
	Hong Kong	Singapore
	Houston	Tel Aviv
	London	Tokyo
	Los Angeles	Washington, D.C.
Madrid

Re:	Registration Statement on Form S-3; 3,770,000 shares of Common Stock, par value $0.0001 per share

To the addressee set forth above:

We have acted as special counsel to BigBear.ai Holdings, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling securityholder named in the Registration Statement (as defined below) of 3,770,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), issuable upon exercise of a warrant to purchase Common Stock (the “Warrant”). The resale of the Shares is registered pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2025 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares issuable upon exercise of the Warrant (the “Warrant Shares”) shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Warrant holder, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrant, such Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

March 27, 2025

With your consent, we have assumed (a) that the Warrant has been or will be duly authorized, executed and delivered by the parties thereto other than the Company and (b) that the status of the Warrant as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP